                                                                    EXHIBIT 10.2
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                               CREDIT AGREEMENT

                           dated as of July 26, 1999

                                     among

                       COLLEGE TELEVISION NETWORK, INC.

                                      and

                       LASALLE BANK NATIONAL ASSOCIATION



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                               TABLE OF CONTENTS
SECTION 1  DEFINITIONS.....................................................   1
     1.1   Definitions.....................................................   1
     1.2   Other Interpretive Provisions...................................  10

SECTION 2  COMMITMENTS OF LENDER; BORROWING, CONVERSION....................  11
     2.1   Commitments.....................................................  11
     2.2   Loan Procedures.................................................  11
           2.2.1  Various Types of Loans...................................  11
           2.2.2  Borrowing Procedures.....................................  12
           2.2.3  Conversion and Continuation Procedures...................  12
     2.3...................................................................  13
     2.4   Certain Conditions..............................................  13

SECTION 3  NOTES EVIDENCING LOANS..........................................  13
     3.1   Note............................................................  13
     3.2   Recordkeeping...................................................  13

SECTION 4  INTEREST........................................................  14
     4.1   Interest Rates..................................................  14
     4.2   Interest Payment Dates..........................................  14
     4.3   Setting and Notice of Eurodollar Rates..........................  14
     4.4   Computation of Interest.........................................  14

SECTION 5  FEES............................................................  14
     5.1   Non-Use Fee.....................................................  14
     5.2   Intentionally Omitted...........................................  15
     5.3   Upfront Fees....................................................  15

SECTION 6  REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT
           AMOUNT; PREPAYMENTS.............................................  15
     6.1   Reduction or Termination of the Revolving Commitment Amount.....  15
           6.1.1  Voluntary Reduction or Termination of the Revolving
                  Commitment Amount........................................  15
           6.1.2  Mandatory Reductions of Revolving Commitment Amount......  15
     6.2   Prepayments.....................................................  15
           6.2.1  Voluntary Prepayments....................................  15
           6.2.2  Mandatory Prepayments....................................  15
     6.3   All Prepayments.................................................  16

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.................  16
     7.1   Making of Payments..............................................  16

                                      -i-

     7.2   Application of Certain Payments.................................  16
     7.3   Due Date Extension..............................................  16
     7.4   Setoff..........................................................  17
     7.5   Intentionally Omitted...........................................  17
     7.6   Taxes...........................................................  17

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS........  18
     8.1   Increased Costs.................................................  18
     8.2   Basis for Determining Interest Rate Inadequate or Unfair........  19
     8.3   Changes in Law Rendering Eurodollar Loans Unlawful..............  19
     8.4   Funding Losses..................................................  20
     8.5   Right of Banks to Fund through Other Offices....................  20
     8.6   Discretion of Banks as to Manner of Funding.....................  20
     8.7   Mitigation of Circumstances; Replacement of Banks...............  20
     8.8   Conclusiveness of Statements; Survival of Provisions............  21

SECTION 9  WARRANTIES......................................................  21
     9.1   Organization....................................................  21
     9.2   Authorization; No Conflict......................................  21
     9.3   Validity and Binding Nature.....................................  22
     9.4   Financial Condition.............................................  22
     9.5   No Material Adverse Change......................................  22
     9.6   Litigation and Contingent Liabilities...........................  22
     9.7   Ownership of Properties; Liens..................................  22
     9.8   Subsidiaries....................................................  22
     9.9   Pension Plans...................................................  22
     9.10  Investment Company Act..........................................  23
     9.11  Public Utility Holding Company Act..............................  23
     9.12  Regulation U....................................................  23
     9.13  Taxes...........................................................  23
     9.14  Solvency, etc...................................................  23
     9.15  Environmental Matters...........................................  24
     9.16  Year 2000 Problem...............................................  25
     9.17  Insurance.......................................................  25
     9.18  Real Property...................................................  25
     9.19  Information.....................................................  25
     9.20  Intellectual Property...........................................  25
     9.21  Burdensome Obligations..........................................  26
     9.22  Labor Matters...................................................  26
     9.23  No Default......................................................  26

SECTION 10 COVENANTS.......................................................  26

     10.1  Reports, Certificates and Other Information.....................  26
           10.1.1  Annual Report...........................................  26
           10.1.2  Interim Reports.........................................  27
           10.1.3  Compliance Certificates.................................  27
           10.1.4  Reports to the SEC and to Shareholders..................  27
           10.1.5  Notice of Default, Litigation and ERISA Matters.........  27
           10.1.6  Intentionally Omitted...................................  28
           10.1.7  Management Reports......................................  28
           10.1.8  Projections.............................................  28
           10.1.9  Subordinated Debt Notices...............................  29
           10.1.10 Year 2000 Problem.......................................  29
           10.1.11 Other Information.......................................  29
     10.2  Books, Records and Inspections..................................  29
     10.3  Maintenance of Property; Insurance..............................  29
     10.4  Compliance with Laws; Payment of Taxes and Liabilities..........  30
     10.5  Maintenance of Existence, etc...................................  30
     10.6  Financial Covenants.............................................  31
           10.6.1..........................................................  31
           EBITDA..........................................................  31
           10.6.2  Capital Expenditures....................................  31
     10.7  Limitations on Debt.............................................  31
     10.8  Liens...........................................................  31
     10.9  Operating Leases................................................  32
     10.10 Restricted Payments.............................................  33
     10.11 Mergers, Consolidations, Sales..................................  33
     10.12 Modification of Organizational Documents........................  33
     10.13 Use of Proceeds.................................................  33
     10.14 Further Assurances..............................................  33
     10.15 Transactions with Affiliates....................................  34
     10.16 Employee Benefit Plans..........................................  34
     10.17 Environmental Matters...........................................  34
     10.18 Unconditional Purchase Obligations..............................  34
     10.19 Inconsistent Agreements.........................................  34
     10.20 Business Activities.............................................  35
     10.21 Investments.....................................................  35
     10.22 Restriction of Amendments to Certain Documents..................  35
     10.23 Fiscal Year.....................................................  35
     10.24 Cancellation of Debt............................................  35

SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.......................  36
     11.1  Initial Credit Extension........................................  36
           11.1.1  Note....................................................  36
           11.1.2  Resolutions.............................................  36

           11.1.3  Consents, etc...........................................  36
           11.1.4  Incumbency and Signature Certificates...................  36
           11.1.5  Reserved................................................  36
           11.1.6  Security Agreement......................................  36
           11.1.7  Reserved................................................  37
           11.1.8  Real Estate Documents...................................  37
           11.1.9  Intentionally Omitted...................................  37
     11.1.10  Intentionally Omitted........................................  37
           11.1.11 Opinions of Counsel.....................................  38
           11.1.12 Insurance...............................................  38
           11.1.13 Copies of Documents.....................................  38
           11.1.14 Payment of Fees.........................................  38
           11.1.15 Solvency Certificate....................................  38
           11.1.16 Pro Forma...............................................  38
           11.1.17 Search Results; Lien Terminations.......................  38
           11.1.18 Filings, Registrations and Recordings...................  38
           11.1.19 Closing Certificate.....................................  39
           11.1.20.........................................................  39
           11.1.21 Intentionally Omitted...................................  39
           11.1.22 Other...................................................  39
     11.2  Conditions......................................................  39
           11.2.1  Compliance with Warranties, No Default, etc.............  39
           11.2.2  Confirmatory Certificate................................  39

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT..............................  39
     12.1  Events of Default...............................................  39
           12.1.1  Non-Payment of the Loans, etc...........................  40
           12.1.2  Non-Payment of Other Debt...............................  40
           12.1.3  Other Material Obligations..............................  40
           12.1.4  Bankruptcy, Insolvency, etc.............................  40
           12.1.5  Non-Compliance with Loan Documents......................  40
           12.1.6  Warranties..............................................  40
           12.1.7  Pension Plans...........................................  41
           12.1.8  Judgments...............................................  41
           12.1.9  Intentionally Omitted...................................  41
           12.1.10 Invalidity of Collateral Documents, etc.................  41
           12.1.11 Invalidity of Subordination Provisions, etc.............  41
           12.1.12 Change of Control.......................................  41
           12.1.13 Material Adverse Effect.................................  42
     12.2  Effect of Event of Default......................................  42

SECTION 13.................................................................  42

SECTION 14 GENERAL.........................................................  42
     14.1  Waiver; Amendments..............................................  42
     14.2  Confirmations...................................................  43
     14.3  Notices.........................................................  43
     14.4  Computations....................................................  43
     14.5  Regulation U....................................................  43
     14.6  Costs, Expenses and Taxes.......................................  43
     14.7  Subsidiary References...........................................  44
     14.8  Captions........................................................  44
     14.9  Assignments; Participations.....................................  44
           14.9.1  Assignments.............................................  44
           14.9.2  Forum Selection and Consent to Jurisdiction.............  45
           14.9.3  Waiver of Jury Trial....................................  45

                                   SCHEDULES



SCHEDULE 9.6      Litigation and Contingent Liabilities
SCHEDULE 9.15     Environmental Matters
SCHEDULE 9.17     Insurance
SCHEDULE 9.18     Real Property
SCHEDULE 9.22     Labor Matters
SCHEDULE 10.7     Existing Debt
SCHEDULE 10.8     Existing Liens
SCHEDULE 10.21    Investments
SCHEDULE 11.1     Debt to be Repaid
SCHEDULE 12.1.12  Key Executives
SCHEDULE 14.3     Addresses for Notices

                                 EXHIBITS


EXHIBIT A         Form of Note (Section 3.1)
EXHIBIT B         Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C         Form of Guaranty (Section 1.1)
EXHIBIT D         Form of Security Agreement (Section 1.1)
EXHIBIT E         Form of Assignment Agreement (Section 14.9.1)
EXHIBIT F         Form of Opinion of Morris, Manning & Martin (Section 11.1.11)
EXHIBIT G         Form of Solvency Certificate (Section 11.1.15)

                                 CREDIT AGREEMENT
                                 ----------------


     THIS CREDIT AGREEMENT, dated as of July 26, 1999 (this "Agreement"), is
                                                             ---------
entered into by and between COLLEGE TELEVISION NETWORK, INC., a Delaware corporation (the "Company"), and LASALLE BANK NATIONAL ASSOCIATION ("Lender").
                  -------                                            ------

     WHEREAS, Lender has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1  DEFINITIONS.

     1.1  Definitions.  When used herein the following terms shall have the
          -----------
following meanings:

     Account Debtor means any Person who is obligated to the Company or any
     --------------
Subsidiary under an Account Receivable.

     Account Receivable means, with respect to any Person, any right of such
     ------------------
person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

     Acquisition means any transaction or series of related transactions for the
     -----------
purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

     Affected Loan - see Section 8.3.
     -------------       -----------

     Affiliate of any Person means (i) any other Person which, directly or
     ---------
indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agreement - see the Preamble.
     ---------           --------

     Asset Sale means the sale, lease, assignment or other transfer for value
     ----------
(each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the company or such Subsidiary other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business.

     Assignment Agreement - see Section 14.9.1.
     --------------------       --------------

     Attorney Costs means, with respect to any Person, all reasonable fees and
     --------------
charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

     Base Rate means at any time the greater of (a) the Federal Funds Rate plus
     ---------
0.5% and (b) the Prime Rate.

     Base Rate Loan means any Loan which bears interest at or by reference to
     --------------
the Base Rate.

     Base Rate Margin equals 2.00% per annum.
     ----------------

     Business Day means any day on which Lender is open for commercial banking
     ------------
business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

     Capital Expenditures means all expenditures which, in accordance with GAAP,
     --------------------
would be required to be capitalized and shown on the consolidated balance sheet of the Company (provided, however, that such balance sheet shall exclude the assets and liabilities of MPM), but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     Capital Lease means, with respect to any Person, any lease of (or other
     -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt,
     --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with Lender (or other commercial banking institution of the stature referred to in clause (c)) which
                                                             ----------
(i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value
                         -----------         ---
at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of Lender (or other commercial banking institution) thereunder.

     CERCLA - see Section 9.15.
     ------       ------------

     Closing Date - see Section 11.1.
     ------------       ------------

     Code means the Internal Revenue Code of 1986.
     ----

     Collateral Documents means the Security Agreement, any Mortgage and any
     --------------------
other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to Lender.

     Commitment means Lender's commitment to make Loans under this Agreement.
     ----------

     Company - see the Preamble.
     -------           --------

     Consolidated Net Income means, with respect to the Company and its
     -----------------------
Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains from Asset Sales, any
                              ---------
extraordinary gains and any gains from discontinued operations.

     Controlled Group means all members of a controlled group of corporations
     ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Debt of any Person means, without duplication, (a) all indebtedness of such
     ----
Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business, employment contracts in the ordinary course of business and consulting contracts of a non-cancelable term of less than two years for which the Company is not required to maintain reserves or account for as a liability under GAAP), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner.

     Debt to be Repaid means Debt listed on Schedule 11.1.
     -----------------                      -------------

     Designated Proceeds - see Section 6.2.2(a).
     -------------------       ----------------

     Disposal - see the definition of "Release".
     --------                          -------

     Dollar and the sign "$" mean lawful money of the United States of America.
     ------               -

     EBITDA means, for any period, Consolidated Net Income for such period plus,
     ------                                                                ----
to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, and non-cash expenses relating to compensation to employees of the Company arising in connection with stock options granted to such employees as of the date hereof.

     Environmental Claims means all claims, however asserted, by any
     --------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all present or future federal, state or local
     ------------------
laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

     Environmental Matters means any matter arising out of or relating to health
     ---------------------
and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     ERISA means the Employee Retirement Income Security Act of 1974.
     -----

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan
     -------------------------------
for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Loan means any Loan which bears interest at a rate determined by
     ---------------
reference to the Eurodollar Rate (Reserve Adjusted).

     Eurodollar Margin equals 3.50% per annum.
     -----------------

     Eurodollar Office means with respect to Lender the office or offices of
     -----------------
Lender which shall be making or maintaining the Eurodollar Loans of Lender hereunder. A Eurodollar Office of Lender may be, at the option of Lender, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest
     ---------------
Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

     Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar
     ----------------------------------
Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

           Eurodollar Rate     =      Eurodollar Rate
                                      ---------------
          (Reserve Adjusted)           1-Eurocurrency
                                      Reserve Percentage.

     Event of Default means any of the events described in Section 12.1.
     ----------------                                      ------------

     Federal Funds Rate means, for any day, the rate set forth in the weekly
     ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by Lender of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Lender.

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     --------------

     Fiscal Year means the fiscal year of the Company and its Subsidiaries,
     -----------
which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on December 31 of such calendar year.

     FRB means the Board of Governors of the Federal Reserve System or any
     ---
successor thereto.

     Funded Debt means, as to any Person, all Debt of such Person that matures
     -----------
more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

     GAAP means generally accepted accounting principles set forth from time to
     ----
time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Group - see Section 2.2.1.
     -----       -------------

     Guaranty means a guaranty substantially in the form of Exhibit C.
     --------                                               ---------

     Hazardous Substances - see Section 9.15.
     --------------------       ------------

     Hedging Agreement means any interest rate, currency or commodity swap
     -----------------
agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     Hedging Obligation means, with respect to any Person, any liability of such
     ------------------
Person under any Hedging Agreement.

     Interest Expense means for any period the consolidated interest expense of
     ----------------
the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

     Interest Period means, as to any Eurodollar Loan, the period commencing on
     ---------------
the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two or three months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided
                        -------------    -----                      --------
that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.

     Inventory has the meaning assigned to such term in the Uniform Commercial
     ---------
Code as in effect in the State of Illinois on the date hereof.

     Investment means, relative to any Person, any investment in another Person,
     ----------
whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

     Lender - See the Preamble.
     ------           --------

     Lien means, with respect to any Person, any interest granted by such Person
     ----
in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan Documents means this Agreement, the Note, any Guaranty, and the
     --------------
Collateral Documents.

     Loan Party means the Company, MPM and each Subsidiary.
     ----------

     Loans means Revolving Loans.
     -----

     Mandatory Repayment Event - see Section 6.2.2(a).
     -------------------------       ----------------

     Margin Stock means any "margin stock" as defined in Regulation U.
     ------------

     Material Adverse Effect means (a) a material adverse change in, or a
     -----------------------
material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company, its Subsidiaries and MPM taken as a whole, (b) a material impairment of the ability of the Company, any Subsidiary and MPM, as applicable, to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company, any Subsidiary and MPM of any Loan Document.

     MPM means Armed Forces Communications, Inc., a New York corporation, d/b/a
     ---
"Market Place Media".

     MPM Acquisition means the acquisition by the Company on or before September
     ---------------
30, 1999 of all or substantially all of the issued and outstanding stock of MPM pursuant to and in accordance with the terms and provisions of the MPM Purchase Agreement.

     MPM Purchase Agreement means that certain Stock Purchase Agreement dated as
     ----------------------
of July 16, 1999 by and among the Company, MPM and the Sellers.

     Mortgage means a mortgage, deed of trust, leasehold mortgage or similar
     --------
instrument granting Lender a Lien on real property of the Company or any Subsidiary.

     Multiemployer Pension Plan means a multiemployer plan, as defined in
     --------------------------
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

     Net Cash Proceeds means:
     -----------------

     (a) with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than the Loans);

     (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commission; and

     (c) with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs of such issuance (including up-front fees and placement fees).

     Non-Use Fee Rate equals 0.50% per annum.
     ----------------

     Note - see Section 3.1.
     ----       -----------

     Operating Lease means any lease of (or other agreement conveying the right
     ---------------
to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

     PBGC means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section
     ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Person means any natural person, corporation, partnership, trust, limited
     ------
liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pledge Agreement means a pledge agreement in substantially the form of
     ----------------
Exhibit E.
---------

     Prime Rate means, for any day, the rate of interest in effect for such day
     ----------
as publicly announced from time to time by Lender as its prime rate (whether or not such rate is actually charged by Lender and which rate is not necessarily the lowest rate charged by Lender to its customers). Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

     Public Reports means Form 10Q, Form 10KSB, Form 10K and/or Form 8K filed
     --------------
pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     RCRA - see Section 9.15.
     ----       ------------

     Regulation D means Regulation D of the FRB.
     ------------

     Regulation U means Regulation U of the FRB.
     ------------

     Release has the meaning specified in CERCLA and the term "Disposal" (or
     -------                                                   --------
"Disposed") has the meaning specified in RCRA; provided that in the event either
---------                                      --------
CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state
               --------  -------
wherein any affected property lies establish a meaning for "Release" or
                                                            -------
"Disposal" which is broader than is specified in either CERCLA or RCRA, such
---------
broader meaning shall apply.

     Revolving Commitment Amount means $12,000,000, as reduced from time to time
     ---------------------------
pursuant to Section 6.1.
            -----------

     Revolving Loan - see Section 2.1.
     --------------       -----------

     Revolving Outstandings means, at any time, the aggregate principal amount
     ----------------------
of all outstanding Revolving Loans.

     SEC means the Securities and Exchange Commission or any other governmental
     ---
authority succeeding to any of the principal functions thereof.

     Security Agreement means a security agreement substantially in the form of
     ------------------
Exhibit D.
---------

     Sellers means Colleen Gordon and Kevin West, jointly, as sellers under the
     -------
MPM Purchase Agreement, including any successor, heir, legatee or permitted assignee of either such Person.

     Senior Debt means all Debt of the Company and its Subsidiaries other than
     -----------
Subordinated Debt.

     Subordinated Debt means any unsecured Debt of the Company which has
     -----------------
subordination terms, covenants, pricing and other terms which have been approved in writing by Lender.

     Subsidiary means, with respect to any Person, a corporation, partnership,
     ----------
limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity; provided, however, that unless
                                           --------  -------
otherwise expressly stated, MPM shall not be deemed a Subsidiary of the Company for purposes of this Agreement. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Suretyship Liability means any agreement, undertaking or arrangement by
     --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Termination Date means the earlier to occur of (a) December 29, 2000, or
     ----------------
(b) such other date on which the Commitments terminate pursuant to Section 6 or
                                                                   ---------
12.
--

     Type of Loan or Borrowing - see Section 2.2.1.  The types of Loans or
     -------------------------       -------------
borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

     UC Holdings - see Section 11.1.
     -----------       ------------

     Unmatured Event of Default means any event that, if it continues uncured,
     --------------------------
will, with lapse of time or notice or both, constitute an Event of Default.

     Warrants means those certain warrants issued by the Company to certain
     --------
shareholders in connection with a private placement of securities by the Company in 1997, for approximately 1,200,000 shares of common stock of the Company, each with an exercise price as of the date hereof of $6.03 per share.

     Wholly-Owned Subsidiary means, as to any Person (including, without
     -----------------------
limitation, MPM), another Person (including, without limitation, MPM) all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     Year 2000 Problem means the risk that computer applications and embedded
     -----------------
microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     1.2  Other Interpretive Provisions.  (a)  The meanings of defined terms are
          -----------------------------
equally applicable to the singular and plural forms of the defined terms.

     (b) Section, Schedule and Exhibit references are to this Agreement unless
         -------  --------     -------
otherwise specified.

     (c) The term "including" is not limiting and means "including without limitation."

     (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

     (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lender, counsel to the Company, Lender and the Company and are the products of all such Persons. Accordingly, they shall not be construed against Lender merely because of the involvement of Lender or Lender's counsel in their preparation.

SECTION 2 COMMITMENTS OF LENDER; BORROWING, CONVERSION

     2.1  Commitments.  On and subject to the terms and conditions of this
          -----------
Agreement, Lender agrees to make loans on a revolving basis ("Revolving Loans")
                                                              ---------------
from time to time until the Termination Date as the Company may request from Lender; provided that the Revolving Outstandings will not at any time exceed the
        --------
Revolving Commitment Amount.

     2.2  Loan Procedures.
          ---------------

     2.2.1  Various Types of Loans.  Each Revolving Loan shall be divided into
            ----------------------
tranches which are, either a Base Rate Loan or a Eurodollar Loan (each a "type"
                                                                          ----
of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same
                       -------------    -----
Interest Period are sometimes called a "Group" or collectively "Groups".  Base
                                        -----                   ------
Rate Loans and Eurodollar Loans may be outstanding at the same time, provided
                                                                     --------
that not more than three different Groups of Eurodollar Loans shall be outstanding at any one time.

     2.2.2  Borrowing Procedures.  The Company shall give written notice or
            --------------------
telephonic notice (followed immediately by written confirmation thereof) to Lender of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and
(b) in the case of a Eurodollar borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, so long as Lender has not received written notice that the conditions precedent set forth in Section
                                                                       -------
11 with respect to such borrowing have not been satisfied, Lender shall pay over
--
the funds to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $100,000, and each Eurodollar borrowing shall be in an aggregate amount of at least $500,000 and an integral multiple of at least $100,000.

     2.2.3 Conversion and Continuation Procedures.  (a) Subject to Section
           --------------------------------------                  -------
2.2.1, the Company may, upon irrevocable written notice to Lender in accordance
-----
with clause (b) below:
     ----------

               (i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $500,000 a higher integral multiple of $100,000) into Loans of the other type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that after giving effect to any repayment, conversion or continuation,
--------
the aggregate principal amount of each Group of Eurodollar Loans shall be at least $500,000 and an integral multiple of $100,000.

          (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to Lender of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

               (i)  the proposed date of conversion or continuation;

               (ii)  the aggregate amount of Loans to be converted or continued;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

          (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

          (d) Lender will, if no timely notice is provided by the Company, notify the Company of the details of any automatic conversion.

          (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
                                                       -----------

     2.3  Intentionally Omitted
          ---------------------

     2.4  Certain Conditions.  Notwithstanding any other provision of this
          ------------------
Agreement, Lender shall not have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, if an Event of Default or Unmatured Event of Default exists.

SECTION 3 NOTE EVIDENCING LOANS.

     3.1  Note.  The Loans shall be evidenced by a promissory note (the "Note")
          ----                                                           ----
substantially in the form set forth in Exhibit A, with appropriate insertions,
                                       ---------
payable to the order of Lender in a face principal amount equal to the Revolving Commitment Amount. Each Revolving Loan shall be paid in full on the Termination Date.

     3.2  Recordkeeping.  Lender shall record in its records, or at its option
          -------------
on the schedule attached to its Note, the date and amount of each Loan made by it, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

SECTION 4  INTEREST.

     4.1  Interest Rates.  The Company promises to pay interest on the unpaid
          --------------
principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

     (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

     (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect;

provided that at any time an Event of Default exists, if requested by Lender,
--------
the interest rate applicable to each Loan shall be increased by two percent (2.0%).

     4.2  Interest Payment Dates.  Accrued interest on each Base Rate Loan shall
          ----------------------
be payable in arrears on the last day of each month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity. After maturity, accrued interest on all Loans shall be payable on demand. If the date on which any interest payment is due in accordance herewith is not a Business Day, then such payment shall be due on the next day immediately following that is a Business Day and interest shall continue to accrue.

     4.3  Setting and Notice of Eurodollar Rates.  The applicable Eurodollar
          --------------------------------------
Rate for each Interest Period shall be determined by Lender, and notice thereof shall be given by Lender promptly to the Company. Each determination of the applicable Eurodollar Rate by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Lender shall, upon written request of the Company, deliver to the Company a statement showing the computations used by Lender in determining any applicable Eurodollar Rate hereunder.

     4.4  Computation of Interest.  Interest shall be computed for the actual
          -----------------------
number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5  FEES.

     5.1  Non-Use Fee.  The Company agrees to pay to Lender a non-use fee, for
          -----------
the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     5.2  Intentionally Omitted.
          ---------------------

     5.3  Upfront Fees.  The Company agrees to pay to Lender on the Closing Date
          ------------
an upfront fee in the amount equal to $240,000, representing 2.00% of the Revolving Commitment Amount.


SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT;
          REPAYMENTS.

     6.1  Reduction or Termination of the Revolving Commitment Amount.
          -----------------------------------------------------------

     6.1.1  Voluntary Reduction or Termination of the Revolving Commitment
            --------------------------------------------------------------
Amount.  The Company may from time to time on at least five Business Days' prior
------
written notice received by Lender permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans, and all non-use fees.

     6.1.2  Mandatory Reductions of Revolving Commitment Amount.  On the date of
            ---------------------------------------------------
any Mandatory Repayment Event, the Revolving Commitment Amount shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Repayment Event.

     6.2 Repayments.
         ----------

     6.2.1  Voluntary Repayments.  The Company may from time to time repay the
            --------------------
Loans in whole or in part; provided that the Company shall give Lender notice
                           --------
thereof not later than 11:00 A.M., Chicago time, on the day of such repayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of repayment. Any such partial repayment shall be in a principal amount equal to $100,000 or a higher integral multiple of $100,000. Amounts repaid by the Company pursuant to this subsection 6.2.1 may be reborrowed in accordance with and subject to the provisions of this Agreement.

     6.2.2  Mandatory Repayments.  (a) The Company shall make a repayment of the
            --------------------
Loans upon the occurrence of any of the following (each a "Mandatory Repayment
                                                           -------------------
Event") at the following times and in the following amounts (such applicable
-----
amounts being referred to as "Designated Proceeds"):
                              -------------------

        (i) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds.

        (ii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding (a) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program, (b) any issuance by a Subsidiary to the Company or another Subsidiary, (c) in connection with the equity contribution required pursuant to subsection 11.1 hereof, (d) in connection with the exercise of the Warrants, and (e) any issuance of shares of capital stock to UC Holdings in an amount equal to not more than $25,000,000 for purposes of financing the MPM Acquisition, provided that such funds are actually utilized by the Company in connection with consummating the MPM Acquisition), in an amount equal to 100% of such Net Cash Proceeds.

        (iii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary (excluding Debt permitted by clauses
               (a) through (h) of Section 10.7), in an amount equal to 100% of
                                  ------------
               such Net Cash Proceeds.

     (b) If on any day on which the Revolving Commitment Amount is reduced pursuant to Section 6.1.2 the Revolving Outstandings exceed the Revolving
            -------------
Commitment Amount, the Company shall immediately repay Revolving Loans in an amount sufficient to eliminate such excess.

     6.3  All Repayments.  Any partial repayment or prepayment of a Group of
          --------------
Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a).  Any
                                                    ----------------
repayment or prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.
                               -----------

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1  Making of Payments.  All payments of principal of or interest on the
          ------------------
Note, and of all fees, shall be made by the Company to Lender in immediately available funds at the office specified by Lender not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the following Business Day.

     7.2  Application of Certain Payments.  Each payment of principal shall be
          -------------------------------
applied to such Loans as the Company shall direct by notice to be received by Lender on or before the date of such payment or, in the absence of such notice, as Lender shall determine in its discretion.

     7.3  Due Date Extension.  If any payment of principal or interest with
          ------------------
respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4  Setoff.  The Company agrees that Lender has all rights of set-off and
          ------
bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, Lender may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with Lender.

     7.5  Intentionally Omitted.
          ---------------------

     7.6  Taxes.  All payments of principal of, and interest on, the Loans and
          -----
all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment
                    -----
to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and

          (c) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, the Company shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

     8.1  Increased Costs.  (a)  If, after the date hereof, the adoption of, or
          ---------------
any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any Eurodollar Office of Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

          (i) shall subject Lender (or any Eurodollar Office of Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of Lender or its Eurodollar Office imposed by the jurisdiction in which Lender's principal executive office or Eurodollar Office is located);

          (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or
                                                 ---------
     similar requirement against assets of, deposits with or for the account of, or credit extended by Lender (or any Eurodollar Office of Lender); or

          (iii) shall impose on Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) Lender (or any Eurodollar Office of Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Lender), the Company shall pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction.

     (b) If Lender shall reasonably determine that any change in, the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or any Person controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's or such controlling Person's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Lender), the Company shall pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction.

     8.2  Basis for Determining Interest Rate Inadequate or Unfair.  If with
          --------------------------------------------------------
respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to Lender in the interbank eurodollar market for such Interest Period, or Lender otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of Lender materially affects such Loans;

then Lender shall promptly notify the Company thereof and, so long as such
----
circumstances shall continue, (i) Lender shall not be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

     8.3  Changes in Law Rendering Eurodollar Loans Unlawful.  If any change in,
          --------------------------------------------------
or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of Lender cause a substantial question as to whether it
is) unlawful for Lender to make, maintain or fund Eurodollar Loans, then Lender shall promptly notify the Company and, so long as such circumstances shall continue, (a) Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by Lender which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by Lender at such time in the absence of such circumstances) and
(b) on the last day of the current Interest Period for each Eurodollar Loan of Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain
                                          -------------
outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     8.4  Funding Losses.  The Company hereby agrees that upon demand by Lender
          --------------
(which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Lender), the Company will indemnify Lender against any net loss or expense which Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain any Eurodollar Loan), as reasonably determined by Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the
                                      -----------
Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable. Without limiting the generality of the foregoing, upon (i) any default by the Company in making any borrowing of, conversion into or continuation of any Eurodollar Loan following the Company's delivery to Lender of any request in respect thereof or (ii) any payment of a Eurodollar Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Company shall pay Lender an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds) that Lender may sustain as a result of such default or such payment.

     8.5  Right of Lender to Fund through Other Offices.  Lender may, if it so
          ---------------------------------------------
elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of Lender to make such Loan; provided that in such event for
                                                 --------
the purposes of this Agreement such Loan shall be deemed to have been made by Lender and the obligation of the Company to repay such Loan shall nevertheless be to Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

     8.6  Discretion of Lender as to Manner of Funding.  Notwithstanding any
          --------------------------------------------
provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including with respect to subsections 8.5 above) shall be made as if Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     8.7  Mitigation of Circumstances.  Lender shall promptly notify the Company
          ----------------------------
of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in Lender's sole judgment, otherwise disadvantageous to Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or
                                                        -----------    ---
(ii) the occurrence of any circumstances described in Section 8.2 or 8.3.
                                                      -----------    ---
Without limiting the foregoing, Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation
             ----------    ----
will not, in Lender's sole judgment, be otherwise disadvantageous to Lender.

     8.8  Conclusiveness of Statements; Survival of Provisions.  Determinations
          ----------------------------------------------------
and statements of Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be
                                     -----------  ---  ---    ---
conclusive absent demonstrable error. Lender may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and
                                                      ------------     ---
the provisions of such Sections shall survive repayment of the Loans, cancellation of the Note and termination of this Agreement.

SECTION 9  WARRANTIES.

     To induce Lender to enter into this Agreement and to make Loans, the Company warrants to Lender as follows (For purposes of this Section 9, the terms "Subsidiary" or "Subsidiaries" shall include MPM at all times following the MPM Acquisition):

     9.1  Organization.  The Company is a corporation validly existing and in
          ------------
good standing under the laws of the State of Delaware and the Company is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     9.2  Authorization; No Conflict.  The Company and each other Loan Party is
          --------------------------
duly authorized to execute and deliver each Loan Document to which it is a party; the Company is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any other Loan Party (other than Liens in favor of Lender created pursuant to the Collateral Documents).

     9.3  Validity and Binding Nature.  This Agreement and each other Loan
          ---------------------------
Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     9.4  Financial Condition.  The audited consolidated financial statements of
          -------------------
the Company as at December 31, 1998 and the unaudited consolidated financial statements of the Company as at March 31, 1999, copies of each of which have been delivered to Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

     9.5  No Material Adverse Change.  Except as set forth in Schedule 9.5,
          --------------------------                          ------------
since December 31, 1998 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company.

     9.6  Litigation and Contingent Liabilities.  No litigation (including
          -------------------------------------
derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6 (as the same may be amended
                                       ------------
or supplemented upon and in connection with the MPM Acquisition, in a manner acceptable to Lender). Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed on Schedule 9.6, reflected in its financial statements contained in the
          ------------
Public Reports, or permitted by Section 10.7.
                                ------------

     9.7  Ownership of Properties; Liens.  The Company and each Subsidiary
          ------------------------------
(excluding MPM for purposes of this subsection 9.7) owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.
   ------------

     9.8  Subsidiaries.  As of the Closing Date, the Company has no
          ------------
Subsidiaries.

     9.9  Pension Plans.  (a)  During the twelve-consecutive-month period prior
          -------------
to the date of the execution and delivery of this Agreement or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

     (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     9.10  Investment Company Act.  Neither the Company nor any Subsidiary is an
           ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

     9.11  Public Utility Holding Company Act.  Neither the Company nor any
           ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     9.12  Regulation U.  The Company is not engaged principally, or as one of
           ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     9.13  Taxes.  The Company and each Subsidiary has filed all tax returns and
           -----
reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     9.14  Solvency, etc.  On the Closing Date, and immediately prior to and
           --------------
after giving effect to each borrowing hereunder and the use of the proceeds thereof, (a) the Company's and each other Loan Party's assets will exceed its liabilities and (b) the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     9.15  Environmental Matters.
           ---------------------

          (a)  No Violations.  Except as set forth on Schedule 9.15, neither the
               -------------                          -------------
Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response,
                   ----
Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and
                                         ------
Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $25,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

          (b)  Notices.  Except as set forth on Schedule 9.15 and for matters
               -------                          -------------
arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C.
(S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous
                                                           ---------
Substances") which any one of them has generated, transported or disposed of has
----------
been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any

Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

          (c)  Handling of Hazardous Substances.  Except as set forth on
               --------------------------------
Schedule 9.15, (i) no portion of the real property or other assets of the
-------------
Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

     9.16  Year 2000 Problem.  The Company and  its Subsidiaries (a) have
           -----------------
reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such review, program and inquiries, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

     9.17  Insurance.  Set forth on Schedule 9.17 is a complete and accurate
           ---------                -------------
summary of the property and casualty insurance program of the Company as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company).

     9.18  Real Property.  Set forth on Schedule 9.18 is a complete and accurate
           -------------                -------------
list, as of the Closing Date (which schedule shall be amended and supplemented as of and in connection with the MPM Acquisition), of the address of all real property owned or leased by the Company or any

Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

     9.19  Information.  All information heretofore or contemporaneously
           -----------
herewith furnished in writing by the Company or any other Loan Party to Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).


     9.20  Intellectual Property.  The Company and each Subsidiary owns and
           ---------------------
possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.


     9.21  Burdensome Obligations.  To the best of the Company's knowledge,
           ----------------------
after due inquiry, neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.


     9.22  Labor Matters.  Except as set forth on Schedule 9.22, neither the
           -------------                          -------------
Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.


     9.23  No Default.  No Event of Default or Unmatured Event of Default exists
           ----------
or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

SECTION 10  COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full, the Company agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will:

     10.1  Reports, Certificates and Other Information.  Furnish to Lender:
           -------------------------------------------

     10.1.1 Annual Report.  Promptly when available and in any event within 90
            -------------
days after the close of each Fiscal Year, a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without qualification by PricewaterhouseCoopers LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to Lender, together with, during all times in which the Company fails or is not required to file any Public Reports, a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year.

     10.1.2 Interim Reports.  (a) Promptly when available and in any event
            ---------------
within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer or the Treasurer of the Company; and (b) promptly when available and in any event within 30 days after the end of each month (except the last month of each Fiscal Quarter), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with, to the extent the Company fails or is no longer required to deliver Public Reports, a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer of the Company.

     10.1.3  Compliance Certificates.  Contemporaneously with the furnishing of
             -----------------------
a copy of each annual audit report pursuant to Section 10.1.1 and each set of
                                               --------------
quarterly statements pursuant to Section 10.1.2, a duly completed compliance
                                 --------------
certificate in the form of Exhibit B, with appropriate insertions, dated the
                           ---------
date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Treasurer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 10.6 and
                                                              ------------
to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and
(ii) to the extent the Company has failed or is no longer required to file any Public Reports, a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

     10.1.4  Reports to the SEC and to Shareholders.  Promptly upon the filing
             --------------------------------------
or sending thereof, copies of all Public Reports and all other regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

     10.1.5  Notice of Default, Litigation and ERISA Matters.  Promptly upon
             -----------------------------------------------
becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a) the occurrence of an Event of Default or an Unmatured Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company, any Subsidiary or MPM or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

          (d) any cancellation or material change in any insurance maintained by the Company or any Subsidiary; or

          (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

     10.1.6  Intentionally Omitted.
             ---------------------

     10.1.7  Management Reports.  Promptly upon the request of Lender, copies of
             ------------------
all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company. To the extent the Company has failed or is no longer required to file any Public Reports, together with each delivery of financial statements of the Company pursuant to this Section 10, a management report (1) describing the operations and financial condition of the Company for the period then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 10.1.8, discussing the reasons for any significant variations.
The information above shall be presented in reasonable detail and shall be certified by the Chief Financial Officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

     10.1.8  Projections.  As soon as practicable, and in any event within 30
             -----------
days prior to the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget) prepared in a manner consistent with the projections delivered by the Company Lender prior to the Closing Date or otherwise in a manner reasonably satisfactory to Lender, accompanied by a certificate of the Chief Financial Officer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

     10.1.9  Subordinated Debt Notices.  Promptly from time to time, copies of
             -------------------------
any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

     10.1.10  Year 2000 Problem.  Promptly upon the request of Lender, such
              -----------------
updated information or documentation as may be requested from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem; and

     10.1.11  Other Information.  Promptly from time to time, such other
              -----------------
information concerning the Company and its Subsidiaries as Lender may reasonably request.

     10.2  Books, Records and Inspections.  Keep, and cause each Subsidiary to
           ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, Lender or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists and Lender declares all of the Loans to be immediately due and payable), Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with Lender or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, Lender and its representatives to inspect the Inventory and other tangible assets of the Company or such Subsidiary, to perform appraisals of the equipment of the Company or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable and any other collateral. All such inspections or audits by Lender shall be at the Company's expense, provided, however, that absent the existence of an Event of Default, such audits
--------  -------
or inspections shall occur no more frequently than two times per calendar year and the cost to the Company shall not exceed $2,500 per audit or inspection.

     10.3  Maintenance of Property; Insurance.  (a) Keep, and cause each
           ----------------------------------
Subsidiary and MPM to keep, all property useful and necessary in the business of the Company or such Subsidiary and MPM in good working order and condition, ordinary wear and tear excepted.

     (b) Maintain, and cause each Subsidiary and MPM to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.17 and
                                                            -------------
shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule and, upon request of Lender, furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy to provide Lender with an endorsement
(i) showing loss payable to Lender with respect to each policy of property or casualty insurance and naming Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage,
(ii) providing that 30 days' notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Lender. The Company shall execute and deliver to Lender a collateral assignment, in form and substance satisfactory to Lender, of each business interruption insurance policy maintained by the Company.

     (c) UNLESS THE COMPANY PROVIDES LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, LENDER MAY

PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT LENDER'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE COMPANY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING LENDER WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

     10.4  Compliance with Laws; Payment of Taxes and Liabilities.  (a) Comply,
           ------------------------------------------------------
and cause each Subsidiary and MPM to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary and MPM to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not
                                      --------
require the Company or any Subsidiary or MPM to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     10.5  Maintenance of Existence, etc.  Maintain and preserve, and (subject
           ------------------------------
to Section 10.11) cause each Subsidiary and MPM to maintain and preserve, (a)
   -------------
its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     10.6  Financial Covenants.
           -------------------

     10.6.1  EBITDA.  Not permit EBITDA for any measurement period indicated
             ------
below to be less than the applicable amount set forth below for such measurement period:


             Measurement
             Period Ending                                   EBITDA
             -------------                                   ------

     Three months ending June 30, 1999                    -$3,500,000

     Sixth months ending September 30, 1999               -$6,000,000
     Nine months ending December 31, 1999                 -$5,250,000
     Trailing twelve months ending March 31, 2000         -$6,000,000
     Trailing twelve months ending June 30, 2000          -$1,000,000
     Trailing twelve months ending September 30, 2000    $  1,850,000
     Trailing twelve months ending December 31, 2000     $  5,000,000


     10.6.2  Capital Expenditures.  Not permit the aggregate amount of all
             --------------------
Capital Expenditures made by the Company and its Subsidiaries for any measurement period indicated below to exceed the applicable amount set forth below for such measurement period:

              Measurement
              Period Ending                              CAPEX Limit
              -------------                              -----------

     Three months ending June 30, 1999                    $2,000,000
     Sixth months ending September 30, 1999               $4,500,000
     Nine months ending December 31, 1999                 $6,500,000
     Trailing twelve months ending March 31, 2000         $8,500,000
     Trailing twelve months ending June 30, 2000          $8,500,000
     Trailing twelve months ending September 30, 2000     $8,000,000
     Trailing twelve months ending December 31, 2000      $7,500,000


     10.7  Limitations on Debt.  Not, and not permit any Subsidiary to, create,
           -------------------
incur, assume or suffer to exist any Debt, except:

          (a)  obligations under this Agreement and the other Loan Documents;

          (b)  Debt secured by Liens permitted by Section 10.8(d), and
                                                  ---------------
     extensions, renewals and refinancings thereof; provided that the aggregate
                                                    --------
     amount of all such Debt at any time outstanding shall not exceed $150,000;

          (c)  Debt of Subsidiaries to the Company;

          (d)  unsecured Debt of the Company to Subsidiaries;

          (e)  Subordinated Debt;

          (f) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

          (g)  Debt described on Schedule 10.7 and any extension, renewal or
                                 -------------
     refinancing thereof so long as the principal amount thereof is not increased; and

          (h) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder).

     10.8  Liens.  Not, and not permit any Subsidiary to, create or permit to
           -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

          (c)  Liens described on Schedule 10.8;
                                  -------------

          (d)  subject to the limitation set forth in Section 10.7(b), (i) Liens
                                                      ---------------
     arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60
               --------
     days of the acquisition thereof and attaches solely to the property so acquired;

          (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $50,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively
     --------
     stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

          (g)  Liens arising under the Loan Documents; and

          (i) the replacement, extension or renewal of any Lien permitted by clauses (c) or (h) above upon or in the same property theretofore subject
     -----------    ---
     thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

     10.9  Operating Leases.  Not permit the aggregate amount of all rental
           ----------------
payments under Operating Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $600,000 in any Fiscal Year.

     10.10  Restricted Payments.  Not, and not permit any Subsidiary or MPM to,
            -------------------
(a) make any distribution to any of its shareholders or partners (other than distributions or dividends made by MPM to the Company for purposes of defraying, paying or reimbursing its allocable share of expenses, overhead, pension liabilities, taxes or other costs), (b) purchase or redeem any of its capital stock, partnership interests or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders, partners or any Affiliate thereof (other than payments made by MPM to the Company), (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary. Nothing contained in this subsection 10.10 is intended or shall be construed to prohibit the Company from paying up to $25,000,000 of Dedicated Funds to the Sellers (or other parties designated by the Sellers) pursuant to and in accordance with the MPM Purchase Agreement in order to effectuate the MPM Acquisition and to fund initial working capital of MPM. For purposes of this subsection 10.10, "Dedicated Funds" means equity capital contributed by UC Holdings and specifically reserved by the Company for the express purpose of consummating the MPM Acquisition.

     10.11  Mergers, Consolidations, Sales.  Not, and not permit any Subsidiary
            ------------------------------
or MPM to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; and (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary.

     10.12  Modification of Organizational Documents.  Not permit the
            ----------------------------------------
Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary or MPM to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of Lender, including, without limitation, the imposition, implementation or adoption of any super-majority voting requirements relating to the governance of the Company and the election of the members of the Board of Directors thereof. The Company hereby represents and warrants to Lender that the Articles of Incorporation and By-Laws of the Company do not currently require or impose any such super-majority voting requirements on any Company actions or with respect to the elections of members of its Board of Directors.

     10.13  Use of Proceeds.  Use the proceeds of the Loans solely for working
            ---------------
capital, for Capital Expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.14  Further Assurances.  Take, and cause each Subsidiary and MPM to
            ------------------
take, such actions as are necessary or as Lender may reasonably request from time to time (including, except for MPM, the execution and delivery of a Guaranty, a security agreement, a Pledge Agreement, Mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents (i) are secured by substantially all of the assets of the Company (including the pledge, pursuant to a Pledge Agreement, of any Subsidiary capital stock owned by the Company), and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a Guaranty, and (b) the obligations of each Subsidiary under such Guaranty are secured by substantially all of the assets of such Subsidiary.

     10.15  Transactions with Affiliates.  Not, and not permit any Subsidiary or
            ----------------------------
MPM directly or indirectly to enter into or permit to exist any transaction, arrangement or contract (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Loan Party, the aggregate payments under which, economic impact of or amount involved therein exceeds $60,000, whether in one or a series of related or similar transactions, arrangements or contracts, except
(a) as set forth on Schedule 10.15 or as expressly disclosed in any Public Report, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Company, any of its Subsidiaries or MPM, and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to the Company, such Subsidiary or MPM than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to the Company, such Subsidiary or MPM and (d) payment of reasonable and customary director's fees. Notwithstanding the foregoing, unless otherwise approved by Lender, no payments may be made with respect to any items set forth on Schedule 10.15 after the occurrence and during the continuation of a Default or Event of Default.

     10.16  Employee Benefit Plans.  Maintain, and cause each Subsidiary and MPM
            ----------------------
to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     10.17  Environmental Matters. (a) If any Release or Disposal of Hazardous
            ---------------------
Substances shall occur or shall have occurred on any real property or any other assets of the Company, any Subsidiary and MPM, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary and MPM to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company, MPM or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

          (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

     10.18  Unconditional Purchase Obligations.  Not, and not permit any
            ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

     10.19  Inconsistent Agreements.  Not, and not permit any Subsidiary to,
            -----------------------
enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Subsidiary from granting to Lender, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its assets or properties to the Company.

     10.20  Business Activities.  Not, and not permit any Subsidiary to, engage
            -------------------
in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

     10.21  Investments.  Not, and not permit any Subsidiary to, make or permit
            -----------
to exist any Investment in any other Person, except (without duplication) the following:

          (a) contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

          (b) in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;
                                                                   ------------

          (c)  Suretyship Liabilities permitted by Section 10.7;
                                                   ------------
          (d)  Cash Equivalent Investments;

          (e)  bank deposits in the ordinary course of business, provided that
                                                                 --------
     the aggregate amount of all such deposits which are maintained with any bank other than Lender shall not at any time exceed $10,000;

          (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

          (g) Investments listed on Schedule 10.21;
                                    --------------

provided that (x) any Investment which when made complies with the requirements
--------
of the definition of the term "Cash Equivalent Investment" may continue to be
                               --------------------------
held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b) or
(c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

     10.22  Restriction of Amendments to Material Documents.  Not amend or
            -----------------------------------------------
otherwise modify, or waive any rights under, any material contract, agreement or document which modification or waiver could result in a Material Adverse Effect.

     10.23  Fiscal Year.  Not change its Fiscal Year.
            -----------

     10.24  Cancellation of Debt.  Not, and not permit any Subsidiary to, cancel
            --------------------
any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

     The obligation of Lender to make its Loans is subject to the following conditions precedent:

     11.1  Initial Credit Extension.  The obligation of Lender to make the
           ------------------------
initial Loans is, in addition to the conditions precedent specified in Section
                                                                       -------
11.2, subject to the conditions precedent that (1) all Debt to be Repaid has
----
been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (2) Lender shall have received (a) evidence, satisfactory to Lender in its sole and absolute discretion, that the Company has received cash equity contributions from U-C Holdings, LLC, a Delaware limited liability company ("UC Holdings") and the holders of the
                                     -----------
Warrants, in an aggregate amount not less than $5,000,000, not less than $3,800,000 of which shall be contributed by UC Holdings, and which shall be satisfactory in all respects to Lender; and (b) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to Lender), in form and substance satisfactory to Lender (and the date on which all such conditions precedent have been satisfied or waived in writing by Lender is called the "Closing Date"):
                                              ------------

     11.1.1  Note.  The Note.
             ----

     11.1.2  Resolutions.  Certified copies of resolutions of the Board of
             -----------
Directors or Executive Committee of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Note and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

     11.1.3  Consents, etc.  Certified copies of all documents evidencing any
             --------------
necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party of the documents referred to in this Section 11.
                                                           ----------

     11.1.4  Incumbency and Signature Certificates.  A certificate of the
             -------------------------------------
Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that Lender and Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

     11.1.5 Year 2000 Survey/Questionnaire.
            ------------------------------

     11.1.6  Security Agreement. A counterpart of the Security Agreement
             ------------------
executed by the Company.

     11.1.7 Landlord Consent, Estoppel and Waiver. With respect to the Company's
            -------------------------------------
Atlanta, Georgia headquarters located at 5784 Lake Forrest Drive, a duly executed Landlord Consent, Estoppel and Waiver in form and substance reasonably acceptable to Lender.

     11.1.8  Real Estate Documents.  With respect to each parcel of real
             ---------------------
property now or hereafter owned or leased by the Company, if requested by Lender, a duly executed Mortgage providing for a fully perfected Lien, in favor of Lender, in all right, title and interest of the Company in such real property, together with:

          (a) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to Lender, insuring Lender's Lien on such real property and containing such endorsements as

     Lender may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to Lender);

          (b) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

          (c) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

          (d) a survey certified to Lender meeting such standards as Lender may reasonably establish and otherwise reasonably satisfactory to Lender;

          (e) a flood insurance policy concerning such real property, reasonably satisfactory to Lender, if required by the Flood Disaster Protection Act of 1973; and

          (f) an appraisal, satisfactory to Lender, prepared by an independent appraiser engaged directly by Lender, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

     Additionally, in the case of any leased real property, a consent, in form and substance satisfactory to Lender, from the owner and/or mortgagee (a) consenting to the Mortgage in favor of Lender with respect to such property and
(b) waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

     11.1.9   Intentionally Omitted.
              ---------------------

     11.1.10  Intentionally Omitted.
              ---------------------

     11.1.11  Opinions of Counsel. The opinion of Morris, Manning & Martin, LLP
              -------------------
substantially in the form of Exhibit I-1.
                             -----------

     11.1.12  Insurance.  Evidence satisfactory to Lender of the existence of
              ---------
insurance required to be maintained pursuant to Section 10.3(b), together with
                                                ---------------
evidence that Lender has been named as a lender's loss payee and an additional insured on all related insurance policies, and, that all of the Company's right, title and interest in any policy of business interruption insurance has been collaterally assigned and pledged to Lender as additional security hereunder.

     11.1.13  Copies of Documents.   Copies, certified by the Secretary of the
              -------------------
Company, of the agreements and contracts specifically scheduled in the Assignment of Contracts of even date herewith made by the Company in favor of Lender and for those employees listed on Schedule 12.1.12.

     11.1.14  Payment of Fees.  Evidence of payment by the Company of all
              ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of Lender to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney
                                    ----
Costs as shall constitute Lender's reasonable estimate of Attorney Costs incurred or to be incurred by Lender through the closing proceedings (provided
                                                                      --------
that such estimate shall not thereafter preclude final settling of accounts between the Company and Lender).

     11.1.15  Solvency Certificate.  A Solvency Certificate, substantially in
              --------------------
the form of Exhibit J, executed by the Chief Financial Officer of the Company.
            ---------

     11.1.16  Pro Forma.  A consolidated pro forma balance sheet of the Company
              ---------                  --- -----
as at the Closing Date, adjusted to give effect to the consummation of the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to Lender and the forecasts previously provided to Lender.

     11.1.17  Search Results; Lien Terminations.  Certified copies of Uniform
              ---------------------------------
Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to Lender, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company and each Subsidiary (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by
Section 10.8) and (iii) such other Uniform Commercial Code Form UCC-3
------------
termination statements as Lender may reasonably request.

     11.1.18  Filings, Registrations and Recordings.  Lender shall have received
              -------------------------------------
each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

     11.1.19  Closing Certificate.  A certificate signed by the Chief Financial
              -------------------
Officer of the Company dated as of the Closing Date, affirming the matters set forth in Section 11.2.1 as of the Closing Date.
         --------------

     11.1.20  Intentionally Omitted.
              ---------------------

     11.1.21  Intentionally Omitted
              ---------------------

     11.1.22  Other.  Such other documents as Lender may reasonably request.
              -----

     11.2  Conditions.  The obligation of Lender to make each Loan is subject to
           ----------
the following further conditions precedent that:

     11.2.1  Compliance with Warranties, No Default, etc.  Both before and after
             --------------------------------------------
giving effect to any borrowing, the following statements shall be true and correct:

          (a) the representations and warranties of the Company, MPM and each Subsidiary, as applicable, set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

     11.2.2  Confirmatory Certificate.  If requested by Lender, Lender shall
             ------------------------
have received a certificate dated the date of such requested Loan and signed by a duly authorized representative of the Company as to the matters set out in
Section 11.2.1 (it being understood that each request by the Company for the
--------------
making of a Loan shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the
                                      --------------
time of the making of such Loan), together with such other documents as Lender may reasonably request in support thereof.

     11.2.3 Additional Landlord Consents and Waivers.  If requested by Lender,
            ----------------------------------------
Lender shall have received a duly executed Landlord's Consent, Estoppel and Waiver in form and substance reasonably acceptable to Lender with respect to each parcel of real property hereafter leased by the Company or any of its Subsidiaries. The Company agrees and covenants to use its best efforts to obtain Landlord Consents, Estoppels and Waivers with respect to those properties leased by the Company as of the Closing Date (other than the Atlanta, Georgia office) within 60 days following the Closing Date.

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1  Events of Default.  Each of the following shall constitute an Event
           -----------------
of Default under this Agreement:

     12.1.1  Non-Payment of the Loans, etc.  Default in the payment when due of
             ------------------------------
the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

     12.1.2  Non-Payment of Other Debt.  Any default shall occur under the terms
             -------------------------
applicable to any Debt of the Company or any Subsidiary and such default shall
(a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.

     12.1.3  Other Material Obligations.  Default in the payment when due, or in
             --------------------------
the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

     12.1.4  Bankruptcy, Insolvency, etc.  The Company, MPM or any Subsidiary
             ----------------------------
becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company, MPM or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company, MPM or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company, MPM or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company, MPM or any Subsidiary, and if such case or proceeding is not commenced by the Company, MPM or such Subsidiary, it is consented to or acquiesced in by the Company, MPM or such Subsidiary, or remains for 60 days undismissed; or the Company, MPM or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

     12.1.5  Non-Compliance with Loan Documents.  (a) Failure by the Company to
             ----------------------------------
comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.5
                                                    ------------------------
through 10.8, 10.10 through  10.15, and 10.20 through 10.22;  or (b) failure by
        ----  -----          -----      -----         -----
the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in
                        ----------
this clause (b) for 30 days following written notice by Lender thereof.
     ----------

     12.1.6  Warranties.  Any warranty made by the Company, MPM or any
             ----------
Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company, MPM or any Subsidiary to Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     12.1.7  Pension Plans.  (i) Institution of any steps by the Company or any
             -------------
other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $25,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or
(iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $25,000.

     12.1.8  Judgments.  Final judgments which exceed an aggregate of $50,000
             ---------
shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     12.1.9  Intentionally Omitted.
             ----------------------

     12.1.10  Invalidity of Collateral Documents, etc.  Any Collateral Document
              ----------------------------------------
shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

     12.1.11  Invalidity of Subordination Provisions, etc. Any subordination
              --------------------------------------------
provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company, MPM or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

     12.1.12  Change of Control.  (a) Avy H. Stein shall cease to be a member of
              -----------------
the Board of Directors of the Company; or (b) a period of 30 consecutive days shall have elapsed during which time any two of the individuals named in

Schedule 12.1.12 shall have ceased to hold executive offices with the Company at
----------------
least equal in seniority and responsibility to such individuals' present offices, as set out in such Schedule 12.1.12, excluding any such individual who
                            ----------------  ---------
has been replaced by another individual or individuals reasonably satisfactory to Lender (it being understood that any such replacement individual shall be deemed added to Schedule 12.1.12 on the date of approval thereof by Lender); or
                ----------------
(c) UC Holdings and/or Affiliates thereof shall cease to own and control 100% of the issued and outstanding common stock of the Company owned by it as of the Closing Date and, in any event, shall cease at any time to own and control, directly or indirectly, at least 51.0% of the voting stock of the Company (including on a fully diluted basis); or (d) Willis Stein & Partners, L.P., a Delaware limited partnership, shall either (i) cease to be the sole manager of UC Holdings, or (ii) at any time cease to own and control a majority of the membership and/or other equity interests of UC Holdings sufficient to enable it to direct and control the business of UC Holdings.

     12.1.13 Material Adverse Effect. The occurrence of any event having a
             -----------------------
Material Adverse Effect under clauses (b) and/or (c) of the definition of such term.

     12.2  Effect of Event of Default.  If any Event of Default described in
           --------------------------
Section 12.1.4 shall occur, the Commitment (if it has not theretofore
--------------
terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind (except notices expressly required hereunder);

and, if any other Event of Default shall occur and be continuing, Lender shall declare the Commitments (if it has not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable, whereupon the Commitment (if it has not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind (except notices expressly required hereunder). Lender shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or
                                                        --------------
Section 12.1.4 may be waived by the written consent of Lender, and the effect as
--------------
an Event of Default of any other event described in this Section 12 may be
                                                         ----------
waived by the written consent of Lender.

SECTION 13  RESERVED

SECTION 14  GENERAL.

     14.1  Waiver; Amendments.  No delay on the part of Lender in the exercise
           ------------------
of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by Lender with respect thereto, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.2  Confirmations.  The Company and each holder of a Note agree from time
           -------------
to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Lender) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     14.3  Notices.  Except as otherwise provided in Sections 2.2.2 and 2.2.3,
           -------                                   --------------     -----
all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or
                                                              -------------
at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, Lender shall be
                                      --------------     -----
entitled to rely on telephonic instructions from any person that Lender in good faith believes is an authorized officer or employee of the Company, and the Company shall hold Lender harmless from any loss, cost or expense resulting from any such reliance.

     14.4  Computations.  Where the character or amount of any asset or
           ------------
liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company
                                               --------
notifies Lender that the Company wishes to amend any covenant in Section 10 to
                                                                 ----------
eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Lender notifies the Company that Lender wish to amend Section 10 for such purpose), then the Company's compliance with such
         ----------
covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company Lender.

     14.5  Regulation U.  Lender represents that it in good faith is not
           ------------
relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     14.6  Costs, Expenses and Taxes.  The Company agrees to pay on demand all
           -------------------------
reasonable out-of-pocket costs and expenses of Lender (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save Lender harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Note or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by Lender of its rights pursuant to Section 10.2.
                                                                 ------------
All obligations provided for in this Section 14.6 shall survive repayment of the
                                     ------------
Loans, cancellation of the Note, and termination of this Agreement.

     14.7  Subsidiary References.  The provisions of this Agreement relating to
           ---------------------
Subsidiaries shall apply only during such times, if any, as the Company has one or more Subsidiaries. Any representations, agreements, covenants or warranties relating to MPM shall apply only and at all times following the MPM Acquisition.

     14.8  Captions.  Section captions used in this Agreement are for
           --------
convenience only and shall not affect the construction of this Agreement.

     14.9  Assignments; Participations.
           ---------------------------

     14.9.1  Assignments.  Lender may at any time assign and delegate to one or
             -----------
more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any
                                                     --------
fraction of Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all Lender's Loans and Commitment) in a minimum aggregate amount equal to $1,000,000; provided that (a)
                                                               --------
no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then
             -----------    ---------
obligated to pay to Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company shall be entitled to continue to deal solely and directly with Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

          (x) five Business Days shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company by Lender and the Assignee, and

          (y) Lender and the Assignee shall have executed and delivered to the Company an assignment agreement substantially in the form of Exhibit H (an
                                                                  ---------
     "Assignment Agreement"), together with any documents required to be
      --------------------
     delivered thereunder, which Assignment Agreement shall have been accepted by Lender.

     14.9.2 From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a lender hereunder and (y) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to Lender (for delivery to the Assignee) a new note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount and, if Lender has retained a Commitment hereunder, a replacement note in the principal amount of the pro rata share of the Revolving Commitment Amount retained by Lender (such note to be in exchange for, but not in payment of, the predecessor note held by such assigning Bank). Each such note shall be dated the effective date of such assignment. Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section
                                                                     -------
14.9.1 shall be null and void.
------

The Company shall not be required to provide any information or reports in connection with any assignment that is not otherwise required under the terms of this Agreement.

     Notwithstanding the foregoing provisions of this Section 14.9.1 or any
                                                      --------------
other provision of this Agreement, Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release Lender from any of its obligations hereunder).

     14.9.3  Participations. Lender may at any time sell to one or more
             --------------
commercial banks or other Persons participating interests in any Loan owing to it, the Note held by it, the Commitment of Lender, or any other interest of Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by Lender of a
                 -----------
participating interest to a Participant, (x) Lender shall remain the holder of the Note for all purposes of this Agreement, (y) the Company shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if Lender had not sold such participation and shall be paid directly to Lender. The Company agrees that if amounts outstanding under this Agreement and the Note are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any note to the same extent as if the amount of its participating interest were owing directly to it as a lender under this Agreement or such note. The Company also agrees that each Participant shall be entitled to the benefits of Section
                                                                       -------
7.6 and Section 8 as if it were Lender (provided that no Participant shall
---     ---------                       --------
receive any greater compensation pursuant to Section 7.6 or Section 8 than would
                                             -----------    ---------
have been paid to Lender if no participation had been sold).

     14.10   Governing Law.  This Agreement and the Note shall be a contract
             -------------
made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     14.11   Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     14.12   Successors and Assigns.  This Agreement shall be binding upon the
             ----------------------
Company and Lender their respective successors and permitted assigns, and shall inure to the benefit of the Company, and the Lender and the successors and assigns thereof.

     14.13   Indemnification by the Company.  In consideration of the execution
             ------------------------------
and delivery of this Agreement by Lender and the agreement to extend the Commitment provided hereunder, the Company hereby agrees to indemnify, exonerate and hold Lender and each of the officers, directors, employees, Affiliates and agents of Lender (each a "Bank Party") free and harmless from and against any
                          ----------
and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified
                                                       -----------
Liabilities"), incurred by the Bank Parties or any of them as a result of, or
-----------
arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company, MPM or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company, MPM or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company, MPM or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of the applicable Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 14.13 shall survive repayment of the
                                 -------------
Loans, cancellation of the Note, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

     14.14   Non-liability of Lender.  The relationship between the Company on
             -----------------------
the one hand and Lender on the other hand shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibility to the Company. Lender does not undertake any responsibility to the Company to review or inform the Company or any matter in connection with any phase of the Company's business or operations. The Company agrees that Lender shall not have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Lender shall not have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     14.15  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED
            -------------------------------------------
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY
                      --------
COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     14.16  Waiver of Jury Trial.  EACH OF THE COMPANY, LENDER HEREBY WAIVES ANY
            --------------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                    Balance of Page Intentionally Left Blank
                           - Signature Page Follows -

This Credit Agreement was executed by the parties hereto and delivered at Chicago, Illinois, as of the day and year first above written.

                              COLLEGE TELEVISION NETWORK, INC., a Delaware corporation


                              By:   /s/ Jason Elkin
                                    ----------------------------------------
                              Title:  Chief Executive Officer
                                    ----------------------------------------

                              LASALLE BANK NATIONAL ASSOCIATION, a national banking association


                              By:   /s/ Peter Bulandr
                                    ---------------------------------------
                              Title: First Vice President
                                    ---------------------------------------

                                   EXHIBIT A
                                   ---------

                                    FORM OF
                                     NOTE

                                                                   July 26, 1999
$12,000,000                                                    Chicago, Illinois

     The undersigned, for value received, promises to pay to the order of LaSalle Bank National Association (the "Bank") at the principal office of the
                                        ----
Bank in Chicago, Illinois, the aggregate unpaid amount of all Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

     The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of July 26, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"; terms
                                                      ----------------
not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, and the Bank, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

     This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                  COLLEGE TELEVISION NETWORK,
                                  INC., a Delaware corporation



                                  By:
                                  Title:

Schedule attached to Note dated ___________, _____ of COLLEGE TELEVISION NETWORK, INC. payable to the order of _____________



Date and           Date and
Amount of          Amount of
Loan or of         Repayment or of  Interest
Conversion from    Conversion into  Period/   Unpaid
another type of    another type of  Maturity  Principal  Notation
Loan               Loan             Date      Balance    Made  by
-----------------  ---------------  --------  ---------  --------

                              1.  BASE RATE LOANS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             2.  EURODOLLAR LOANS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                   EXHIBIT B
                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------

To:       LaSalle Bank National Association, as Lender

     Please refer to the Credit Agreement dated as of July 26, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") between College
                                              ----------------
Television Network, Inc.,  (the "Company"), and LaSalle Bank National
                                 -------
Association, as Lender. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.   Reports. Enclosed herewith is a copy of the [annual
     -------
     audited/quarterly/monthly] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material
           ----------------
     respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP
            ----------------
     consistently applied.

II.  Financial Tests.  The Company hereby certifies and warrants to you that the
     ---------------
     following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit
     Agreement:



A.  Calculation of EBITDA

    1.    Consolidated Net Income   $________

    2.    Plus:  Interest Expense   $________
                 income tax expense $________
                 depreciation       $________
                 amortization       $________

    3.    Total (EBITDA)            $________


B.  Section 10.6.1-Minimum EBITDA

    1.  EBITDA
         (from Item A(3) above)     $_________

    2.   Minimum required           $_________

C.  Section 10.6.2 - Capital Expenditures

    1.  Capital Expenditures for the
        measurement period                    $_________

    2.  Maximum Permitted Capital
        Expenditures                          $_________


   The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

   IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.


                            COLLEGE TELEVISION NETWORK, INC.



                            By
                            Title

                                      C-2